EXHIBIT A
                           (AS OF FEBRUARY 15, 2011)


FUNDS                                                                        EFFECTIVE DATE
-----                                                                        --------------
First Trust STOXX European Select Dividend Index Fund                        08/30/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund        08/30/2007
First Trust Dow Jones Global Select Dividend Index Fund                      11/20/2007
First Trust ISE Global Wind Energy Index Fund                                06/18/2008
First Trust ISE Global Engineering and Construction Index Fund               10/15/2008
First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund           11/16/2009
First Trust ISE Global Copper Index Fund                                     03/08/2010
First Trust ISE Global Platinum Index Fund                                   03/08/2010
First Trust BICK Index Fund                                                  04/01/2010
First Trust NASDAQ CEA Smartphone Index Fund                                 02/15/2011